UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________________________
FORM 8-K
 __________________________________________________
 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 25, 2022 (April 21, 2022)
__________________________________________________
AGNC INVESTMENT CORP.
(Exact name of registrant as specified in its charter)
__________________________________________________

Delaware	001-34057	26-1701984
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
2 Bethesda Metro Center, 12th Floor
Bethesda, Maryland 20814
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(301) 968-9300

N/A
(Former name or former address, if changed since last report)
 __________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Exchange on Which Registered
Common Stock, par value $0.01 per share	AGNC	The Nasdaq Global Select Market
Depositary shares of 7.000% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	AGNCN	The Nasdaq Global Select Market
Depositary shares of 6.875% Series D Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	AGNCM	The Nasdaq Global Select Market
Depositary shares of 6.50% Series E Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	AGNCO	The Nasdaq Global Select Market
Depositary shares of 6.125% Series F Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	AGNCP	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.
On April 21, 2022, AGNC Investment Corp. (the “Company”) held its 2022 Annual Meeting of Stockholders (the “Annual Meeting”). The record date for the Annual Meeting was February 25, 2022. As of the record date, a total of 522,740,325 shares of the Company’s common stock, par value $0.01 (“Common Stock”), were entitled to vote at the Annual Meeting. There were 377,397,816 shares of Common Stock present in person or by proxy at the Annual Meeting. Set forth below are the matters acted upon by the common stockholders and the final voting results of each such proposal.

1.    Election of Directors. The Company’s common stockholders voted to elect nine (9) Director Nominees to hold office for a term of one (1) year and until his or her successor is duly elected and qualified.

Nominee	For	Against	Abstain	Non Votes
Donna J. Blank	232,816,943	3,883,585	1,841,594	138,855,694
Morris A. Davis	219,848,996	16,813,411	1,879,715	138,855,694
Peter J. Federico	233,046,165	3,590,470	1,905,487	138,855,694
John D. Fisk	230,540,433	6,117,950	1,883,739	138,855,694
Andrew A. Johnson, Jr.	233,141,240	3,493,608	1,907,274	138,855,694
Gary D. Kain	227,939,448	8,582,063	2,020,611	138,855,694
Prue B. Larocca	230,003,808	6,645,265	1,893,049	138,855,694
Paul E. Mullings	230,877,273	5,764,070	1,900,779	138,855,694
Frances R. Spark	232,908,349	3,709,076	1,924,697	138,855,694

2.    Executive Compensation. The Company’s common stockholders voted on an advisory and non-binding basis in favor of approval of the advisory resolution on executive compensation.

For	Against	Abstain	Non Votes
213,840,966	21,258,234	3,442,922	138,855,694

3.    Ratification of appointment of Ernst & Young LLP. The Company’s common stockholders voted to ratify the appointment of Ernst & Young LLP as the Company’s independent public accountant for the year ending December 31, 2022.

For	Against	Abstain	Non Votes
370,370,771	4,916,177	2,110,868	—

4.    Amendments to Certificate of Incorporation. The Company’s common stockholders did not approve proposed amendments to AGNC Investment Corp.'s Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") to eliminate supermajority voting requirements. Approval of each item required the affirmative vote of the holders of 66% of all shares of the Company's Common Stock entitled to vote at the Annual Meeting.
4A: The Company's stockholders did not approve amendments to remove the supermajority voting standard for certain amendments to our Certificate of Incorporation with the following votes:

For	Against	Abstain	Non Votes
229,878,901	6,258,452	2,404,769	138,855,694

4B: The Company's stockholders did not approve amendments to remove the supermajority voting standard for amendments to our Bylaws with the following votes:

For	Against	Abstain	Non Votes
229,814,264	6,289,179	2,438,679	138,855,694

4C: The Company's stockholders did not approve amendments to remove the supermajority voting standard for removal of directors with the following votes:

For	Against	Abstain	Non Votes
230,692,372	5,749,357	2,100,393	138,855,694

(d) Exhibits.

None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGNC INVESTMENT CORP.

Dated: April 25, 2022	By:	/s/ Kenneth L. Pollack
Kenneth L. Pollack
Executive Vice President, Chief Compliance Officer, General Counsel and Secretary